UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 22, 2012
Oiltanking Partners, L.P.
(Exact name of registrant as specified in its charter)

Delaware	001-35230	45-0684578
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)
15631 Jacintoport Blvd.
Houston, Texas 77015
(Address of principal executive offices) (Zip Code)
(281) 457-7900
(Registrants’ telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 22, 2012, Oiltanking Holding Americas, Inc. (“OTA”), the sole member of OTLP GP, LLC (the “General Partner”), the general partner of Oiltanking Partners, L.P. (the “Partnership”), appointed D. Mark Leland to serve as a member of the board of directors of the General Partner (the “Board”). The Board determined that Mr. Leland is an independent director, and appointed Mr. Leland to serve as a member of both the Audit and Conflicts Committees of the Board.
Mr. Leland, as a non-employee director of the General Partner, will receive the same compensation provided to all non-employee members of the Board. The compensation of non-employee directors of the General Partner is described in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2011.
There are no understandings or arrangements between Mr. Leland and any other person pursuant to which Mr. Leland was elected to serve as a director of the General Partner. There are no relationships between Mr. Leland and the General Partner, the Partnership or any of the Partnership’s subsidiaries that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

99.1	Press Release dated May 29, 2012, announcing appointment of D. Mark Leland to the Board of Directors of OTLP GP, LLC.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Oiltanking Partners, L.P.
		By:	OTLP GP, LLC, its general partner

Dated:	May 29, 2012	By:	/s/ Carlin G. Conner
			Name:	Carlin G. Conner
			Title:	President and Chief Executive Officer

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